Exhibit 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, for purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as a member of the Savings Plan Committee for the CDI Corporation 401(k) Savings Plan (the "Plan") that, to his knowledge: 1) the Annual Report of the Plan on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respect, the net assets available for benefits and changes in net assets available for benefits of the Plan.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to CDI Corp. and will be retained by CDI Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

By: /s/ Joseph R. Seiders
Joseph R. Seiders
Member, Savings Plan Committee

Dated: June 30, 2003